CONTRACT
OF TOTAL ASSIGNMENT OF MINING
EXPLORATION AND EXPLOITATION
RIGHTS GG7-111

THE UNDERSIGNED, JOSE ENRIQUE OSORIO OSORIO, of legal age, identified with citizenship card number 12.097.941 issued in Neiva, who acts according with the power of attorney given to him by Mr. JORGE ENRIQUE OSORIO JIMENEZ, also of legal age, identified with citizenship card number 79.930.133 issued in Bogota, and JOSE DAVID OSORIO JIMENEZ, also of legal age, identified with citizenship card number 8.161.06 issued in Envigado,   hereinafter referred to in this contract as THE ASSIGNOR, and as a second Party FERNANDO CASAS TORRES, of legal age, resident of Bogota, identified with citizenship card number 79.375.806, issued in Bogota, D.C., who acts as legal representative of  ENERGÍA ANDINA SANTANDER RESOURCES SAS, a simplified share corporation legally incorporated in Colombia, per private document date May 27th 2010, registered at the chamber of commerce of the same circuit under mercantile registration number 01998177,  who for the purposes of this contract shall be known as THE ASSIGNEE, with the purpose of celebrating the Total Assignment of the Rights and Obligations derived from the Concession Contract for Exploration and Exploitation of the Mineral Coal Deposits Number GG/-111, celebrated between the Colombian Institute of Geology and Mining, INGEOMINAS, and THE ASSIGNOR, assignment contract that will be ruled by the following clauses after the following previous recitals:

RECITALS

1.	THE ASSIGNOR signed with the Colombian Institute of Geology and Mining, the Contract for the Exploration and Exploitation of Mineral Coal Deposits.

2.	THE ASSIGNOR declares to be up to date with all obligations derived from the Mining Concession Contract.

3.
In the development of the legal faculties conferred by Article 22 and following of Law 685 of 2001, Mining Code, and Clause Eleven of the concession contract quoted in Numeral Fist of the Recitals, the Parties filed on the same date of execution of this contract, the previous written warning for the acceptance of the act of assignment in the offices of the Colombian Institute of Geology and Mining – INGEOMINAS.

Following these statements,

THE PARTIES AGREE

FIRST: ASSIGNEMENT: THE ASSIGNOR declares that by means of this contract he transfers under the title of assignment and on the way of tradition to the ASSIGNEE, expressly and irrevocably, who acquires it under the same title and way, the totality of the mining rights derived from the Concession Contract filed  under number GG7-111, for the exploration and Exploitation of the Deposits of Mineral Coal, executed on the twenty fourth (24th) day of January two thousand and eight (2008), with the Colombian Institute of Geology and Mining – INGEOMINAS, in favor of the ASSIGNOR for an area of TWO THOUSAND THREE HUNDRED (2,300) HECTARES, located in the Town of San Vicente de Chucurí, in the Department of Santander, determined by the coordinates established in Clause Second of the quoted Concession Contract.

PARAGRAPH ONE: Notwithstanding the description and the capacity referred to in the Concession Contract, the assignment is done as for a specific body.

PARAGRAPH TWO: Taking into account that simultaneously with the execution of this assignment contract, delivery of the warning required by Article 22 of the Mining Code is made; this contract is subject to the suspension condition related with the decision that corresponds to be given in relation with said assignment.

Nevertheless, THE ASSIGNOR authorizes the ASSIGNEE to advance all procedures related with said assignment and they engage themselves to sign the required applications and other additional documents demanded by the corresponding authorities to formalize the assignment or the activities that by means of this contract the ASSIGNEE is authorized to carry out.

SECOND: EFFECTIVE DATE: Starting with the signature of this contract, THE ASSIGNOR authorizes the ASSIGNEE to advance prospection or exploration works that he may consider necessary, taking into account that this contract is at the exploration stage, making the corresponding payment for the Surface Canon due, the presentation of the reports on said activities by way of the Basic Mining Forms and the other connected activities that may be required to keep the mining title in accordance with the norms of the Mining Code.

THIRD: VALUE AND PAYMENT: As compensation for the assignment of the rights derived from the Concession Contract for the Exploration and Exploitation of the Mineral Coal Deposits number GG/-111, THE ASSIGNEE will pay to the ASSIGNOR the amount of THREE HUNDRED MILLION COLOMBIAN PESOS (COL$ 300,000,000) LEGAL MONEY, in the following way:

1) 25% of the total amount, i.e. the amount of SEVENTY FIVE MILLION COLOMBIAN PESOS (COL$ 75,000,000) within the following twenty (20) working days following signature of this document.

2) The remainder 75%, i.e. the amount of TWO HUNDRED AND TWENTY FIVE MILLION COLOMBIAN PESOS (COL$ 225,000,000) LEGAL MONEY, within twenty (20) work days following the date in which the right acquired by THE ASSIGNEE is registered at the National Mining Register.

FOURTH: PARTICIPATION IN THE PRODUCTION: The ASSIGNEE recognizes in favor of the ASSIGNOR an additional economic benefit, after deduction of the percentage for royalties, on the rest of the production, for the amount of two (2) dollars of the United States of America (US$ 2), liquidated at the Market Representative Exchange Rate on the date of payment, for each ton of extracted coal, during the initial term of the Concession Contract for Exploration and Exploitation of Coal Mineral Deposits identified with number GG7-111 and its renewals.

FIFTH: ARBITRATION CLAUSE: Any difference or controversy related with this contract, its execution or liquidation will be subjected to the decision of arbiters following Decree 2279 of 1989, Law 446 of 1998, Decree 1818 of 1998, and other complementary dispositions, in agreement with the following rules: a) The decision of the tribunal will be in law. b) The tribunal will be made up by three arbiters, unless the matter to be discussed is of a minor amount, according with the rules of the Civil Procedure Code, in which case there will be only one arbiter; c) internal organization of the tribunal will be subject to the rules foreseen by the Arbitration Center of the Chamber of Commerce; d) the tribunal will operate in the city of Bogota, D.C., at the Arbitration Center of the Bogota Chamber of Commerce; e) term for duration of arbitration will be two (2) months, counted from the first audience of the procedure.

SIXTH: INEXISTENCE OF SALE, LIMITATIONS, OR LIENS, AND CLEANING: THE ASSIGNOR expressly declares that he has not promised to assign, nor has previously transferred to any other person, partially or totally, his rights on the Concession Contract mentioned before, and that, furthermore the latter is free from limitations or liens, and that he is obliged to cleaning by eviction in the cases foreseen by law.

THE ASSIGNOR manifests that if there is a justified claim by a third party by any cause not imputable to THE ASSIGNEE to obtain payment of the agreed amount in this contract or vis-à-vis the rights deriving from the mining concession contract, within legal terms, THE ASSIGNOR will be responsible before THE ASSIGNEE and the third claimant for damages and losses caused, and he must return immediately the amounts of money that he may have received, duly indexed, to whose effect this contract will have executive merit for collection.

SEVEN: CONTRACTUAL DOMICILE: The Parties indicate as contractual domicile the city of Bogota, D.C.

EIGTH: INTERPRETATION AND INTEGRATION: In matters not foreseen in the above clauses, the norms of the Mining, Civil, Commerce, and Civil Procedure Codes will be used in a supplementary way.

NINTH: NOTIFICATIONS: Notifications foreseen in this contract must be sent to the following addresses:

THE ASSIGNOR:

THE ASSIGNEE:

c/o Fernando Casas Torres
Address: Carrera 18 No. 86 A 14, Of.
403, Bogota D.C.

TENTH: PREVALENCE OF THE CONTRACT: This agreement contains the totality of the obligations and rights of the parties in relation with the assignment of the rights to the Concession Contract  mentioned before, and replaces and finishes any other communication, agreement, or previous contract between the parties in relation with the same object, whether expressed in written or oral form.

ELEVENTH: PRESERVATION OF RIGHTS: THE ASSIGNEE engages himself to diligently and timely execute all the obligations derived from the concession contract that is object of this agreement, and for that purpose he engages himself in an express and irrevocable way to develop all necessary actions to preserve the exploration and exploitation rights of the coal deposit transferred by THE ASSIGNOR.

In the case when extinction of the rights contained in the Concession Contract for the Exploration and Exploitation of Coal Mineral Deposits is declared by grave cause imputable to the ASSIGNEE, the latter will be responsible to the ASSIGNOR for the damages and losses caused.

TWELFTH: NOTARIAL AND REGISTRATION EXPENSES: Expenses caused by legalization of this contract, and those required for its registration will be covered by THE ASSIGNEE.

The Parties state that they read the contract contained in this instrument and that therefore they sign it as proof of their acceptance, recognizing its content and legalizing their signatures before a Notary Public on a date that will be the same as the date of signature of the contract; in the event when there exist different dates, the latest one will prevail over the others.

THE ASSIGNOR
/s/ Jose Enrique Osorio Osorio

THE ASSIGNEE
/s/ Fernando Casas